EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
TRACK DATA CORPORATION
(Not To Be Used For Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON SEPTEMBER 16, 2005, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (a) certificates for Shares (as defined below) are not immediately available, (b) the procedure for book-entry transfer cannot be completed on a timely basis, or (c) time will not permit all required documents to reach American Stock Transfer and Trust Company (the "Depositary") before the “expiration date” (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail or Overnight Courier:	By Facsimile Transmission (for eligible institutions only):	By Hand:
American Stock Transfer & Trust Company Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department (718) 234-5001	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Plaza Level New York, NY 10038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The eligible guarantor institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal or an “agent's message” (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Track Data Corporation, a Delaware corporation (the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 17, 2005 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per stock (the "Shares") of Purchaser, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s): (please print or type)
Certificate Nos: (if available)	Address:
Area Code and Phone: ( )
Check box if Shares will be tendered by Book-entry Transfer: ☐	Signature:
Tendering Institution:
Account No.:

CONDITIONAL TENDER

UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (See Sections 3 and 6 of the Offer to Purchase).

☐	Check here if tender of Shares is conditional on the Purchaser purchasing all or a minimum number of the tendered Shares and complete the following:

Minimum Number of Shares that must be purchased, if any are purchased: ______________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Purchaser may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	Check here if the tendered Shares represent all shares held by the undersigned.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or the Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Address:

Authorized Signature:

Printed Name:

Title:

Area Code and Tel. No.:

Date: _____________________, 2005

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.